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Federated Investors, Inc.
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FEDERATED INVESTORS, INC.

Federated Investors Tower

Pittsburgh, Pennsylvania 15222-3779

INFORMATION STATEMENT

March 13, 2013

INTRODUCTION

This Information Statement is furnished to the shareholders (the “Shareholders”) of Federated Investors, Inc. (“Federated”, or the “Company”) by its Board of Directors (the “Board”) in connection with the Annual Meeting of the Shareholders to be held on Thursday, April 25, 2013 in the Pennsylvania East Room of the Westin Convention Center, 1000 Penn Avenue, Pittsburgh, Pennsylvania, 15222 at 4:00 p.m. local time (the “Annual Meeting”). Action will be taken at the Annual Meeting for (i) the election of directors; and (ii) any other business that properly comes before the meeting.

Federated has shares of both Class A Common Stock, no par value per share (the “Class A Common Stock”), and Class B Common Stock, no par value per share (the “Class B Common Stock”), issued and outstanding. The Class B Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “FII”. Except under certain limited circumstances, the entire voting power of Federated is vested in the holder of the outstanding shares of the Class A Common Stock. All of the outstanding shares of Class A Common Stock are held by a Voting Shares Irrevocable Trust, dated May 31, 1989 (the “Voting Trust”), and will be voted in person at the Annual Meeting. Accordingly, Federated is not soliciting proxies for the Annual Meeting, but is providing this Information Statement to its Shareholders in accordance with Regulation §240.14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed and/or furnished to the Shareholders on or about March 13, 2013. Federated’s 2012 Annual Report to Shareholders (the “2012 Annual Report”) accompanies this Information Statement.

SHAREHOLDERS SHARING THE SAME ADDRESS.

Federated has adopted a procedure called “householding”, which has been approved by the Securities and Exchange Commission (“SEC”). Under this procedure, Federated will deliver only one copy of its 2012 Annual Report and this Information Statement to multiple Shareholders who share the same address and last name unless contrary instructions have been received from an affected Shareholder. The Company will deliver promptly upon written or oral request a separate copy of the 2012 Annual Report and this Information Statement to any Shareholder at a shared address to which a single copy of either of these documents was delivered. To receive a separate copy of the 2012 Annual Report or this Information Statement, please contact: Corporate Communications, Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779 or call 1-800-341-7400.

If you are a Shareholder, share an address and last name with one or more other Shareholders and would like to revoke your householding consent, or you are a Shareholder and are eligible for householding and would like to participate in householding, please contact: Broadridge, ATTN: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call
1-800-542-1061.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE 2012 ANNUAL REPORT AND

INFORMATION STATEMENT FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 25, 2013.

THIS INFORMATION STATEMENT AND THE 2012 ANNUAL REPORT ARE AVAILABLE ON THE

INTERNET AT http://corp.federatedinvestors.com.

VOTING SECURITIES

Only the holder of record of Class A Common Stock at the close of business on February 25, 2013 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On that date, 9,000 shares of Class A Common Stock were outstanding, all of which were held by the Voting Trust, the three trustees of this trust are Federated’s Chairman of the Board, Mr. John F. Donahue, his wife, and his son, Mr. J. Christopher Donahue, who is Federated’s President, Chief Executive Officer and a member of the Board, for the benefit of the members of the family of John F. Donahue. Accordingly, Federated qualifies as a “controlled company” under Section 303A of the New York Stock Exchange Listed Company Manual (the “Rule”) and qualifies for and relies upon exemptions available to controlled companies under the Rule.

The presence of the holder of the Class A Common Stock, constituting all of the votes that all Shareholders are entitled to cast on the election of directors, will constitute a quorum for the transaction of business at the Annual Meeting. Any business transacted at the Annual Meeting shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all Shareholders entitled to vote thereon. Under the terms of the Voting Trust, the trustees are authorized to vote the shares owned by the Voting Trust, and as a result, all of the outstanding shares of Class A Common Stock will be voted in person at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote. Directors will be elected by a plurality of the votes cast. Cumulative voting is not allowed. The trustees of the Voting Trust have advised Federated that they intend to vote in favor of all the directors nominated by the Board.

BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

The Board currently consists of six members. Under Federated’s bylaws, directors are elected at each annual meeting and each director holds office until the expiration of the term of one year for which he or she was selected and until a successor is selected and qualified.

The Board has nominated Messrs. John F. Donahue, J. Christopher Donahue, Michael J. Farrell, David M. Kelly, John W. McGonigle, and Edward G. O’Connor for election as directors. All of the nominees for director have previously served as members of the Board.

John F. Donahue Age 88

Mr. John F. Donahue is a co-founder of Federated. He has served as director and Chairman of Federated since Federated’s initial public offering in May 1998. He is a director or trustee of 38 investment companies managed by subsidiaries of Federated. Mr. Donahue is the father of J. Christopher Donahue who serves as President, Chief Executive Officer and director of Federated and Thomas R. Donahue who serves as Vice President, Treasurer and Chief Financial Officer of Federated.

In determining that Mr. John F. Donahue should serve as a director of Federated, the Board identified his role as a co-founder of the Company and the wealth of knowledge he possesses with respect to the Company and the investment management industry as a whole, along with his general executive management experience.

J. Christopher Donahue Age 63

Mr. J. Christopher Donahue has served as director, President and Chief Executive Officer of Federated since 1998. He is President of 38 investment companies managed by subsidiaries of Federated. He is also director or trustee of 40 investment companies managed by subsidiaries of Federated. Mr. Donahue is the son of John F. Donahue who serves as Chairman and director of Federated and the brother of Thomas R. Donahue who serves as Vice President, Treasurer and Chief Financial Officer.

In determining that Mr. J. Christopher Donahue should serve as a director of Federated, the Board identified his wealth of knowledge of Federated and its subsidiaries as Chief Executive Officer of the Company, his legal background, his knowledge of the investment management industry and his general executive management experience.

Michael J. Farrell Age 63

Mr. Michael J. Farrell was elected to the Board in August 1998. He has been the President of Farrell & Co., a merchant banking firm specializing in heavy manufacturing companies, since 1982. Additionally, he served as Chief Executive Officer of Standard Steel, LLC, a vertically integrated manufacturer and marketer of forged steel railway wheels and axles, from July 2001 until its acquisition in August 2011, at which time he resigned from the company. He has also served in executive capacities for MK Rail Corporation, Motor Coils Manufacturing Co. and Season-All Industries. Mr. Farrell is a Certified Public Accountant.

In determining that Mr. Michael J. Farrell should serve as a director of Federated, the Board identified his extensive background in finance as Chief Executive Officer of a merchant banking firm and his general executive management experience.

David M. Kelly Age 70

Mr. David M. Kelly was elected to the Board in April 2004. He retired in 2007 as Chairman, Chief Executive Officer, and President of Matthews International Corporation, a designer, manufacturer, and marketer of memorialization products and caskets for the cemetery and funeral home industries. Mr. Kelly is a member of the Board of Directors of Mestek, Inc., Elliott Turbomachinery, Inc., and Mesa Laboratories, Inc.

In determining that Mr. David M. Kelly should serve as a director of Federated, the Board identified his knowledge and experience in corporate oversight as a member of several boards of directors, leadership background as Chief Executive Officer of Matthews International Corporation and his general executive management experience.

John W. McGonigle Age 74	Mr. John W. McGonigle has been a director of Federated since 1998. He has served as Executive Vice President, Chief Legal Officer and Secretary of Federated since 1998 and as Vice Chairman since 2003. Mr. McGonigle is also Chairman of Federated International Management Limited, a wholly owned subsidiary of Federated. He is a trustee of four investment companies managed by subsidiaries of Federated. Mr. McGonigle is also Secretary of 41 registered investment companies managed by subsidiaries of Federated and Executive Vice President of 40 of those registered investment companies.

In determining that Mr. John W. McGonigle should serve as a director of Federated, the Board identified his extensive knowledge of the Company and its subsidiaries and the regulations affecting them as Chief Legal Officer of the Company, his knowledge of the investment management industry as a whole and his general executive management experience.

Edward G. O’Connor Age 72

Mr. Edward G. O’Connor was elected to the Board in April 2001. From 1973 through 1999, Mr. O’Connor was a member of the law firm Eckert, Seamans, Cherin & Mellott LLC (“Eckert Seamans”). From 2000 to 2007 he served as Special Counsel in the litigation department of Eckert Seamans. At the end of 2007,
Mr. O’Connor retired from Eckert Seamans, but maintains an “Of Counsel” relationship with the firm.

In determining that Mr. Edward G. O’Connor should serve as a director of Federated, the Board identified his extensive legal background in advising companies in litigation matters and his understanding of the regulations affecting the Company and investment management industry generally.

The Board has determined that Messrs. Farrell, Kelly and O’Connor are “Independent” as defined by the Corporate Governance rules of the NYSE (“NYSE Rules”). In making this determination, the Board considered all relevant facts and circumstances. Other than serving as directors, Messrs. Farrell, Kelly and O’Connor have no relationship with Federated.

Meetings and Committees of the Board

In 2012, the Board met on six occasions. The Board has an Audit Committee, Compensation Committee and Compliance Committee. The Board does not have a Nominating Committee; the Board as a whole performs this function. During 2012, all directors attended at least seventy-five percent of the meetings of the Board and the committees on which they serve.

Audit Committee

The Audit Committee currently consists of Messrs. Michael J. Farrell, David M. Kelly and Edward G. O’Connor, none of whom is a current or former officer or employee of Federated. Mr. Farrell is Chairman of the Audit Committee. The Board has adopted a written charter for the Audit Committee. The Board has determined that the members of the Audit Committee are “Independent” as defined by the NYSE Rules.

The Audit Committee is responsible for monitoring the integrity of the financial statements of Federated, the independent registered public accounting firm’s qualifications and independence, the performance of Federated’s internal audit function and independent registered public accounting firm, and Federated’s compliance with related applicable legal and regulatory requirements. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm. In performing its responsibilities, the Audit Committee reviews the audit plans of Federated’s internal auditors and the independent registered public accounting firm and monitors their progress during the year. In discharging its responsibilities, the Audit Committee is entitled to rely upon the reports, findings and representations of Federated’s internal auditors, independent registered public accounting firm, legal counsel and responsible officers. In 2012, the Audit Committee met on five occasions.

The Board has determined that Messrs. Kelly and Farrell are Audit Committee Financial Experts as defined under federal securities laws.

Audit Committee Report

The Audit Committee oversees Federated’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has met to review and discuss the audited financial statements in the 2012 Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Federated’s accounting principles as applied to the financial statements and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Rule 3526 of the PCAOB, Communication with Audit Committees Concerning Independence, relating to the independent registered public accounting firm’s independence from management and Federated, and has discussed with the independent registered public accounting firm their independence. The Audit Committee has considered whether the provisions of non-audit services by the independent registered public accounting firm are compatible with maintaining their independence.

The Audit Committee discussed with Federated’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Federated’s internal controls, and the overall quality of Federated’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC. The Audit Committee also selected Federated’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Respectfully Submitted:

Michael J. Farrell, Audit Committee Chairman

David M. Kelly, Audit Committee Member

Edward G. O’Connor, Audit Committee Member

Compensation Committee

The Compensation Committee, which operates pursuant to a written charter, consists of Messrs. Michael J. Farrell, David M. Kelly and Edward G. O’Connor. Mr. Farrell is Chairman of the Compensation Committee. The Compensation Committee establishes performance measures and certifies achievement, recommends and approves compensation levels of executive officers, awards share-based compensation, works with senior management on benefit and compensation programs for Federated employees, and monitors local and national compensation trends to ensure that Federated’s compensation program is competitive within the mutual fund industry. The Compensation Committee has delegated its full power and authority under the Federated Investors, Inc. Stock Incentive Plan, as amended, (the “Stock Incentive Plan”) to the Chief Executive Officer with respect to all employees other than those subject to Section 16 of the Exchange Act. Currently, the following employees are subject to Section 16 of the Exchange Act: Brian P. Bouda, Gordon J. Ceresino, John F. Donahue, J. Christopher Donahue, Thomas R. Donahue, John B. Fisher, Eugene F. Maloney, Denis McAuley III, John W. McGonigle and Thomas E. Territ. In 2012, the Compensation Committee met on three occasions.

As members of the Compensation Committee, Messrs. Farrell, Kelly and O’Connor are deemed to be outside directors for purposes of Section 162(m) of the Internal Revenue Code and non-employee directors as defined in Rule 16b-3 of the Exchange Act.

Compensation Risk

The Compensation Committee collaborates with Federated’s management in reviewing the material terms of Federated’s compensation policies and programs for all employees, and evaluates the intended behaviors each is designed to incent to ensure that such policies and programs do not encourage excessive risk-taking that could result in a material, adverse impact to the Company. The Compensation Committee believes that Federated’s compensation policies and programs do not give rise to risks reasonably likely to have a material adverse effect on the Company.

Corporate Governance

To address corporate governance matters and communicate its business standards, Federated has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to directors, officers and employees of Federated. Copies of these materials as well as Charters for the Audit, Compensation, and Compliance Committees are available on Federated’s website at FederatedInvestors.com by first clicking on “About Federated” and then “Corporate Governance.” The information is also available in print upon written request.

Under Federated’s policies, the directors are expected to attend the Annual Meeting. All but one of the directors attended the 2012 Annual Meeting.

Communications with the Board

Independent members of the Board have regularly scheduled executive sessions without management participation. Mr. David M. Kelly presides over these meetings. In order that shareholders and other interested parties may make their concerns known to the independent directors as well as to the Audit Committee, Compliance Committee, and the full Board, the Board has established a telephone messaging system and an internet-based anonymous incident reporting system. All messages will be forwarded to Federated’s Chief Compliance Officer (“CCO”) for review, who will prepare a summary of such communications for the independent directors, the Audit Committee, the Compliance Committee, or the full Board as appropriate. Information concerning the use of the messaging system and the reporting system can be obtained on Federated’s website at FederatedInvestors.com by first clicking on the “Investor Relations” tab in the “About Federated” section and then “Corporate Governance.”

Board Leadership Structure

Since 1998, the roles of Chairman and Chief Executive Officer have been held separately. Mr. John F. Donahue serves as Chairman and Mr. J. Christopher Donahue serves as Chief Executive Officer. The Board does not have a policy with respect to whether the Chairman should be an independent director, an affiliated director or a member of Company management. The Company’s policy as to whether the role of Chief Executive Officer and Chairman should be separate is to adopt the practice that best serves the Company’s and Shareholders’ interests at any particular time. Currently, the Company believes the separation of the roles of Chairman and Chief Executive Officer best serves the Company’s and Shareholders’ interests as the Chairman, John F. Donahue, provides guidance to the Chief Executive Officer, leads the Board, and brings a wealth of business, industry and management experience as a co-founder of the Company, while the Chief Executive Officer, Mr. J. Christopher Donahue, is best suited to oversee the overall strategic management of the Company and communicate the same to the Board. Additionally, the Board has currently designated Mr. David M. Kelly to chair all executive sessions of the independent directors and serve as a liaison between the independent directors and management. The Board believes this leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the non-management directors.

Risk Oversight

The Board has oversight responsibility for risk management, focusing on significant risks facing Federated, including operational, financial, legal, compliance and macro-economic risks. The Board and its Committees work closely with management to monitor risk and it is management’s responsibility to manage risk and bring to the Board’s attention material risks to the Company. The Board has delegated responsibility to certain Board Committees for the oversight of specific risks as follows:

•

The Compliance Committee is responsible for monitoring and reviewing significant legal, compliance and regulatory matters involving Federated. It accomplishes this by receiving regular reports from Federated’s Chief Risk Officer (“CRO”) and CCO, and meeting in executive session with these individuals.

•

The Audit Committee is responsible for monitoring and reviewing Federated’s policies and procedures relating to the financial reporting process, including the internal control process. It also monitors the Company’s internal audit function, the work performed by the independent registered public accounting firm and the Company’s compliance with related applicable legal and regulatory requirements. It accomplishes these tasks by receiving regular reports from Federated’s Chief Audit Executive (“CAE”), as well as from Federated’s independent registered public accounting firm. It also meets in regular executive sessions with the CAE and the independent registered public accounting firm.

In addition, the Board as a whole receives regular reports on significant legal and regulatory matters from Federated’s General Counsel.

Federated maintains several departments which focus on risk assessment and mitigation. It maintains an Enterprise Wide Risk Management department (“Risk Management”) headed by the CRO. Risk Management implements the processes established to report and monitor material risks to the Company. The CRO reports directly to the Compliance Committee of the Board on a quarterly basis and the full Board as appropriate. The CRO reports to the Compliance Committee on significant enterprise risks such as regulatory, compliance and business risks as well as top investment-related risks that could impact the investment products under management by Federated. The CRO also provides the Compliance Committee with regular updates on enterprise risk initiatives being conducted by Risk Management.

Federated also maintains a Compliance Department headed by the CCO. The function of the Compliance Department and the role of the CCO are intended to operate in a manner consistent with Rule 38a-1 under the Investment Company Act of 1940 and 204 (4)-7 of the Investment Advisers Act of 1940, respectively. The Compliance Department’s primary responsibility is to set compliance and ethical standards at Federated by establishing policies and procedures reasonably designed to prevent violation of federal securities laws and regulations. The CCO, like the CRO, reports directly to the Compliance Committee on significant compliance issues and initiatives on a quarterly basis and the full Board as appropriate.

Federated also maintains an Internal Audit Department headed by the CAE. The function of the Internal Audit Department is to provide an internal assessment of business processes, including assessments of Federated’s internal controls over the financial reporting process. It also provides consulting services to Federated business units to better allow such units to assess and monitor risk relating to their business processes. The CAE reports directly to the Audit Committee on significant internal audit-related issues, as well as on the progress of management’s review of the internal controls over financial reporting on a quarterly basis.

Each of the CCO, CAE, CRO and General Counsel have the authority to contact the Board directly at any time to discuss risk-related matters if they deem it necessary. In addition, Federated fosters effective communications among its various departments by maintaining an internal compliance committee that meets at least quarterly and consists of the CCO, CAE, CRO and General Counsel. This committee presents a formal mechanism for these department heads to discuss compliance- and risk-related matters at Federated.

Federated believes that the division of risk management responsibilities described above is an effective approach for addressing the risks facing Federated and that the Board leadership structure, described above, supports this approach.

Nomination of Directors

Under the NYSE Rules, Federated is not required to have a nominating committee because it is considered a “controlled company” for purposes of these rules. In light of this fact, Federated believes that it is appropriate not to have a nominating committee and, therefore, does not have a nominating committee charter in reliance on the NYSE Rules exemption. Federated’s current practice is for the Board as a whole to perform the functions of a nominating committee.

The Board does not currently consider director candidates recommended by Shareholders and does not have a formal policy with regard to consideration of director candidates recommended by Shareholders. Federated believes that it is appropriate not to have such a policy because of its status as a “controlled company” under the NYSE Rules.

The Board seeks candidates who possess the background, skills, experience, expertise, integrity, and degree of commitment necessary to make a significant contribution to the Board. In connection with its evaluation of a nominee, the Board takes into account all applicable laws, rules, regulations and listing standards and considers other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise, and its evaluation of other prospective nominees. Although the Board does not have a formal policy regarding the consideration of diversity in identifying nominees for director, the Board believes directors should be selected so that the Board is a diverse body. In order to achieve this result, the Board seeks nominees who reflect differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that it believes will strengthen the Board as a whole. Nominees for directorship are recommended to the Board by Federated’s Chief Executive Officer and its other directors. An invitation to join the Board will generally be extended by Federated’s Chief Executive Officer and its Chairman of the Board.

Compensation of Directors

Members of the Board who are also employees of Federated do not receive compensation for their service as directors. For their service as directors, non-management directors receive (i) $50,000 per year; (ii) $5,000 per year for each Board Committee Membership; (iii) $2,500 per year for Compliance or Compensation Committee Chairmanship/ $7,500 per year for Audit Committee Chairmanship (each of the aforementioned payable in quarterly installments); (iv) $1,500 per attendance at a special meeting of the Board payable when such meetings occur; and (v) 1,500 shares of unrestricted Class B Common Stock annually. Federated also paid the premiums for term life insurance and travel/accident insurance for each of Messrs. Farrell, Kelly, and O’Connor which, in the aggregate, cost Federated approximately $184 in 2012.

Director Compensation Table

The following table sets forth compensation information for the fiscal year ended December 31, 2012 for Federated’s non-management directors.

2012 DIRECTOR COMPENSATION TABLE

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Michael J. Farrell	75,000	32,070	815	107,885
David M. Kelly	66,875	32,070	270	99,215
Edward G. O’Connor	67,500	32,070	270	99,840

(1)	The compensation of Messrs John F. Donahue and J. Christopher Donahue is set forth in the 2012 Summary Compensation Table. Mr. John W. McGonigle is an executive officer of Federated, however, since Mr. McGonigle is not a Named Executive Officer for 2012, as defined in the following Compensation Discussion and Analysis, his executive compensation is not included in the 2012 Summary Compensation Table. Mr. McGonigle does not receive any additional compensation for services provided as a director of Federated.

(2)	The amounts in this column reflect the grant date fair value of 1,500 shares of unrestricted Class B Common Stock granted to each non-management director in 2012. The grant date fair value was based on the closing price of Federated Class B Common Stock on the NYSE on the award date. As of December 31, 2012, each non-management director has the following number of stock options outstanding: Michael J. Farrell: 12,000, Edward G. O’Connor: 0, and David M. Kelly: 22,500. These stock options were granted in 2009 or earlier. There have been no stock options granted since that time.

(3)	The amounts in this column reflect imputed income for Federated-provided life and travel/accident insurance.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this 2012 Information Statement.

Respectfully Submitted:

Michael J. Farrell, Compensation Committee Chairman

David M. Kelly, Compensation Committee Member

Edward G. O’Connor, Compensation Committee Member

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The investment management business is highly competitive and experienced professionals have significant career mobility. Federated’s ability to attract, retain and properly motivate highly qualified professionals is a critical factor in maintaining Federated’s competitive position within the investment management industry and ensuring Federated’s future success. Accordingly, Federated’s compensation program is comprised of competitive levels of cash compensation together with equity and other components that are consistent with Shareholder interests. Federated’s compensation program is designed to reward outcomes related to a variety of factors including Federated’s revenues, earnings, earnings on a per share basis, and return on equity and payout ratio. Additional consideration is given to Federated’s investment and financial performance as measured against other similar companies within the investment management industry and the performance of Federated’s stock. Federated’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers are referred to herein as the “Named Executive Officers.”

Allocation Among Compensation Components

As previously noted, each component of Federated’s compensation program is designed to be competitive within the investment management industry and to align the interests of Federated’s executive officers with those of Federated’s Shareholders. The final determination on setting compensation for executive officers rests with the Compensation Committee. The Compensation Committee takes a holistic approach to assessing and determining the components of each executive officer’s total compensation. The Compensation Committee receives input and recommendations from, and works collaboratively with, Federated’s Chief Executive Officer in analyzing information relating to company and individual performance. The Compensation Committee not only considers a variety of factors relating to Company performance including Federated’s Operating Profits (as defined hereinafter), revenues, earnings per share and stock performance, but also considers industry compensation trends among companies in Federated’s peer group, as discussed below. The Compensation Committee also reviews investment performance and financial performance on a comparative basis, as well as the effectiveness of marketing and sales efforts. The Compensation Committee subjectively considers a number of different individual and corporate performance factors, but gives no specific weighting to any such factor. Each component of compensation is reviewed independently each year, taking into consideration both Company and individual results as well as comparative peer group information.

Benchmarking. In 2012, Federated engaged Deloitte Consulting (“Deloitte”), a nationally recognized consulting firm with expertise in executive compensation practices and program design, to conduct a study of the compensation of executive officers at Federated and eleven of Federated’s peers within the investment management industry. The Compensation Committee has reviewed its relationships with Deloitte and has not identified any conflicts of interest.

Federated’s peer group selected for purposes of Deloitte’s study included Affiliated Managers Group, Inc.; AllianceBernstein Holding LP; BlackRock, Inc.; Calamos Asset Management, Inc.; Eaton Vance Corp.; Franklin Resources, Inc.; INVESCO PLC (ADR); Janus Capital Group, Inc.; Legg Mason, Inc.; T. Rowe Price Group, Inc.; and Waddell & Reed Financial, Inc. In selecting this peer group, Federated used the size criteria of approximately one-half to two times Federated in one or more of the following metrics: revenue, assets under management and market capitalization. The peer group data used for purposes of Deloitte’s study is generally gathered from publicly disclosed documents of those companies. Therefore, these results will typically only relate to the five most highly compensated executive officers of a given company. Information prepared by Deloitte was provided to the Compensation Committee to assist it in its efforts to determine appropriate levels of compensation. While the Compensation Committee considers the peer data provided by Deloitte in setting executive compensation, Federated does not benchmark to a specified percentile of this peer group.

Base Salary. Base salaries are intended to form a competitive percentage of total cash compensation. Federated’s objective in paying a base salary is to provide its executive officers with a level of assured cash compensation that is commensurate with their position, expertise and accomplishments. In establishing base salaries, the Compensation Committee considers performance assessments and recommendations provided by Federated’s Chief Executive Officer with respect to executive officers other than himself. The Compensation Committee also gives consideration to Federated’s financial results from the prior year as well as the base salaries paid for comparable positions by companies in Federated’s peer group. The Compensation Committee did not increase the 2012 base salaries of most executive officers consistent with Federated’s company-wide effort to control expenses in 2012.

Bonuses. Bonuses paid under the Federated Investors, Inc. Annual Incentive Plan (“Annual Incentive Plan”) are designed to reward executive officers for the successful attainment of annual results that are consistent with Federated’s long-term growth and development. Each year, the Compensation Committee establishes one or more performance goals that must be attained for bonuses to be awarded under the Annual Incentive Plan. In 2012, the Compensation Committee required that Federated attain operating profits of $65 million for bonuses to be awarded. For purposes of the Annual Incentive Plan performance goal, operating profits are defined as annual total revenues less distributions to non-controlling interests and less total expenses (excluding amortization of intangibles, impairment losses and debt expenses) as reflected in Federated’s audited or unaudited financial statements (“Operating Profits”). Achievement of the performance goal is a condition for payment of a bonus under the Annual Incentive Plan. For the fiscal year ended December 31, 2012, Federated had Operating Profits of approximately $208 million. The maximum amount that may be awarded to each executive officer in a given year under the Annual Incentive Plan is $6 million. Achievement of the performance goal, however, does not serve to ensure the award of a bonus under the Annual Incentive Plan. The Compensation Committee has the discretion, in appropriate circumstances, to reduce or eliminate a bonus even if a performance goal is achieved.

In addition to the Operating Profits threshold for bonuses under the Annual Incentive Plan, in determining awards for 2012 under the Annual Incentive Plan, the Compensation Committee considered a variety of factors including Federated’s Operating Profits, revenues, earnings, earnings on a per share basis and return on equity and payout ratio. Also taken into consideration by the Compensation Committee was the performance of Federated’s stock, Federated’s investment and financial performance as measured against other similar companies within the investment management industry, and the performance assessment and recommendations made by Federated’s Chief Executive Officer with respect to executive officers other than himself. The Compensation Committee also considered the Company’s relative performance in challenging market conditions, the Company’s effective expense management and the Company’s market share.

The Compensation Committee, as noted above, also considers individual performance factors.

Individual factors the Compensation Committee considered when determining J. Christopher Donahue’s 2012 bonus award included executive leadership with respect to overall management of the Company, and executive leadership in responding to current and emerging regulatory issues.

Individual factors the Compensation Committee considered when determining Thomas R. Donahue’s 2012 bonus award included breadth of operational responsibility beyond traditional Chief Financial Officer duties, and executive leadership with respect to financial reporting, industry initiatives, and acquisitions.

Individual factors the Compensation Committee considered when determining John B. Fisher’s 2012 bonus award included executive leadership with respect to investment management, product performance and depth and breadth of fund knowledge.

Individual factors the Compensation Committee considered when determining Thomas E. Territ’s 2012 bonus award included executive leadership with respect to product sales, sales results and communications with fund shareholders.

Individual factors the Compensation Committee considered when determining John F. Donahue’s 2012 bonus award included strategic vision, executive leadership among senior staff, relationship with mutual fund boards, and industry expertise.

The Compensation Committee gives no specific weighting to any of the aforementioned individual and corporate performance factors and considers each of them on a subjective basis. For 2012, consistent with past practice, the Compensation Committee, in the exercise of its discretion under the Annual Incentive Plan, reduced the amount of the bonus award from the maximum amount eligible to be attained by an executive officer.

Equity Compensation. For 2012 Annual Incentive Plan bonus awards, executives under the age of sixty-two on the date of the award generally receive eighty percent in cash and twenty percent in the form of restricted stock (“Bonus Restricted Stock”), and may elect to receive seventy percent in cash and thirty percent in Bonus Restricted Stock. For 2012, executive officers aged sixty-two or older on the date of the award, who receive bonus awards under the Annual Incentive Plan may elect to receive 100% of such awards in cash, may elect to receive eighty percent in cash and twenty percent in Bonus Restricted Stock or may elect to receive seventy percent in cash and thirty percent in Bonus Restricted Stock. Bonus Restricted Stock is awarded at eighty-five percent of fair market value, which is based on the closing price of Federated Class B Common Stock on the NYSE on the award date. Bonus Restricted Stock awards are made at eighty-five percent of fair market value in recognition of the risk of forfeiture and the delay in receiving awards earned under the Annual Incentive Plan. The Company believes that the Bonus Restricted Stock portion of the award serves to further align the interests of executive officers with those of the Shareholders.

In 2012, the Compensation Committee also granted periodic restricted stock (“Periodic Restricted Stock”) awards to executive officers under the Federated Investors, Inc. Stock Incentive Plan (“Stock Incentive Plan”). In determining whether Periodic Restricted Stock awards are appropriate and, if so, the size of such an award, the Compensation Committee holistically considers any outstanding and unvested stock options and restricted stock the executive officer holds as well as the value of equity compensation as a component of total compensation. In making its decision, the Compensation Committee also considers on a subjective basis factors such as the executive officer’s performance, changes in his or her responsibilities, promotions and general industry practices. Periodic Restricted Stock awards generally vest over a ten-year period, which Federated believes serves to align the long-term interests of executive officers with those of Federated’s Shareholders. The timing of Periodic Restricted Stock grants is driven by the Compensation Committee’s assessment of the need to compensate executive officers, not by Federated’s stock price. Grants are made only during “open” periods in which the Company has not implemented trading restrictions. Please refer to footnotes (1) and (2) of the 2012 Summary Compensation Table and the 2012 Outstanding Equity Awards at Fiscal Year End Table for further information relating to the Company’s awards of Bonus Restricted Stock and Periodic Restricted Stock to Named Executive Officers.

Federated does not currently award stock options to its executive officers (or its other employees).

Perquisites and Other Benefits. Federated provides a limited number of perquisites and other benefits to its executive officers that are intended to encourage the health and wellness of its executive officers and to reduce the time and attention that they must spend on non-Federated issues.

Certain executive officers are eligible for reimbursement for the initiation fees and dues associated with membership in golf and/or social clubs that have a business purpose. Such memberships provide executive officers with an appropriate forum for entertaining clients and interacting with the community. During 2012, one executive officer was provided the use of a company car and seven executive officers were provided with on-site parking at Federated’s headquarters. Executive officers are permitted to use Federated’s corporate aircraft for a limited amount of personal use when the corporate aircraft is not being utilized for business purposes. Such personal use of the corporate aircraft must be pre-approved by the Chief Executive Officer or Chief Financial Officer. Personal use of the corporate aircraft by an executive officer results in taxable income to the executive officer determined in accordance with Internal Revenue Service regulations. For security and efficiency reasons, the Chairman, Chief Executive Officer and Chief Financial Officer are required to use the corporate aircraft for business and personal use to the greatest reasonable extent.

Executive officers are entitled to receive medical, life and disability coverage and other corporate benefits available to most of Federated’s other employees. A grandfathered group of executive officers also receives supplemental executive medical coverage. Executive officers are also provided an annual physical, at their option.

Executive officers are eligible to participate in the Federated Investors, Inc. Profit Sharing/401(k) Plan, which is made available to substantially all of Federated’s employees.

Board Process

The Compensation Committee receives input and recommendations from, and works collaboratively with, Federated’s Chief Executive Officer in analyzing information relating to Company and individual performance. As discussed above, the Compensation Committee also considers a variety of factors when determining annual salary and awards of bonuses under the Annual Incentive Plan or awards of Periodic Restricted Stock under the Stock Incentive Plan. The Compensation Committee not only considers a variety of factors relating to Company performance including Federated’s Operating Profits, revenues, earnings per share and stock performance, but also considers industry compensation trends among companies in Federated’s peer group as provided in the aforementioned study conducted by Deloitte. The Compensation Committee also reviews investment performance and financial performance on a comparative basis, as well as the effectiveness of marketing and sales efforts. Although the Compensation Committee considers a number of different individual and corporate performance factors, no specific weighting is given to any such factor.

Summary Compensation Table

The following table sets forth compensation information for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010 for Federated’s Named Executive Officers.

2012 SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
J. Christopher Donahue President and Chief Executive Officer	2012 2011 2010	787,500 787,500 787,500	1,149,225 1,865,664 1,137,277	1,820,000 1,645,000 1,300,000	533,627 297,281 377,110	4,290,352 4,595,445 3,601,887
Thomas R. Donahue Chief Financial Officer and President, FII Holdings, Inc.	2012 2011 2010	720,000 720,000 720,000	937,463 1,424,494 960,795	1,330,000 1,225,000 925,000	566,613 293,158 378,831	3,554,076 3,662,652 2,984,626
John B. Fisher Vice President and President and Chief Executive Officer, Federated Advisory Companies	2012 2011 2010	621,000 621,000 621,000	837,463 1,689,201 1,090,227	1,920,000 1,760,000 1,150,000	671,329 277,147 584,150	4,049,792 4,347,348 3,445,377
Thomas E. Territ Vice President and President, Federated Securities Corp.	2012 2011 2010	500,000 475,000 450,000	790,394 1,424,494 960,795	1,575,000 1,600,000 925,000	526,454 228,563 405,651	3,391,848 3,728,057 2,741,446
John F. Donahue Chairman	2012 2011 2010	810,000 810,000 810,000	— — —	1,800,000 1,800,000 1,800,000	75,376 95,737 111,375	2,685,376 2,705,737 2,721,375

(1)	The amounts in this column reflect the aggregate grant date fair value of restricted stock awards for the fiscal years ended December 31, 2012, 2011 and 2010 calculated in accordance with U.S. generally accepted accounting principles applicable to stock compensation. Additional information regarding Restricted Stock awards can be found in the 2012 Grants of Plan-Based Awards Table. The calculation methodology for the valuation of Periodic Restricted Stock and Bonus Restricted Stock awards is set forth in Note 1(p) of Federated’s Consolidated Financial Statements contained in Federated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(2)	The table below is provided to assist the reader in understanding the total bonus earned by each Named Executive Officer under the Annual Incentive Plan (“Total Bonus”) and the percentage of such Total Bonus allocated to Bonus Restricted Stock (“% BRS”) for each of the fiscal years ended December 31, 2012, 2011 and 2010.

	2012 Annual Incentive Plan		2011 Annual Incentive Plan		2010 Annual Incentive Plan
	Total Bonus ($)	% BRS	Total Bonus ($)	% BRS	Total Bonus ($)	% BRS
J. Christopher Donahue	2,600,000	30	2,350,000	30	2,600,000	50
Thomas R. Donahue	1,900,000	30	1,750,000	30	1,850,000	50
John B. Fisher	2,400,000	20	2,200,000	20	2,300,000	50
Thomas E. Territ	2,250,000	30	2,000,000	20	1,850,000	50
John F. Donahue	1,800,000	0	1,800,000	0	1,800,000	0

While the cash portion of the Total Bonus paid in 2013 for fiscal year 2012 is reported in the “Non-Equity Incentive Plan Compensation” column of the 2012 Summary Compensation Table, the portion of the fiscal year 2012 Total

Bonus received in the form of Bonus Restricted Stock in 2013 is not represented. Rather, the Bonus Restricted Stock received in 2012 for fiscal year 2011 Total Bonus is represented in the “Stock Awards” column for fiscal year 2012. The grant date fair value of the Bonus Restricted Stock received in 2012, 2011 and 2010 under the Annual Incentive Plan for fiscal years 2011, 2010 and 2009, respectively, was based on the NYSE closing prices of $20.35, $27.75 and $25.98, respectively, on the relevant grant dates. The closing price of the Class B Common Stock on December 31, 2012 was $20.23. Bonus Restricted Stock is awarded at eighty-five percent of fair market value on the date of grant.

(3)	With respect to Mr. J. Christopher Donahue, the amount listed for the fiscal year ended December 31, 2012 reflects matching contributions under Federated’s 401(k) Plan, company-provided parking, spousal travel and personal use of the corporate aircraft. In addition, Federated paid the premium for long-term disability insurance. It also includes club dues of $31,640, life insurance premium of $27,577, medical insurance premium of $49,029 and dividends received on restricted stock of $395,713.

With respect to Mr. Thomas R. Donahue, the amount listed for the fiscal year ended December 31, 2012 reflects matching contributions under Federated’s 401(k) Plan, company-provided parking, club dues, spousal travel and personal use of the corporate aircraft. In addition, Federated paid the premium for long-term disability insurance. It also includes a life insurance premium of $26,757, medical insurance premium of $63,110 and dividends received on restricted stock of $436,425.

With respect to Mr. Fisher, the amount listed for the fiscal year ended December 31, 2012 reflects matching contributions under Federated’s 401(k) Plan, company-provided parking, club dues, spousal travel and an annual physical. In addition, Federated paid a portion of the premiums for life, accidental death and medical insurance. Also included in this amount is $32,769 that reflects the aggregate incremental cost to Federated of personal use of the corporate aircraft and dividends received on restricted stock of $612,682. The aggregate incremental cost to Federated of personal use of the corporate aircraft is determined on a per flight basis and includes the cost of fuel, landing and storage fees, crew-related expenses and other miscellaneous variable costs.

With respect to Mr. Territ, the amount listed for the fiscal year ended December 31, 2012 reflects matching contributions under Federated’s 401(k) Plan, company-provided parking, club dues, miscellaneous corporate gifts, spousal travel and personal use of the corporate aircraft. In addition, Federated paid premiums for life, accidental death and long-term disability insurance. It also includes dividends received on restricted stock of $476,168.

With respect to Mr. John F. Donahue, the amount listed for the fiscal year ended December 31, 2012 reflects club dues and the use of a company car. In addition, Federated paid the premium for long-term disability insurance. It also includes a life insurance premium of $12,848, medical insurance premium of $50,531, and $8,002 which reflects personal use of the corporate aircraft.

Grants of Plan-Based Awards

The following table sets forth information concerning cash bonuses and restricted stock awards granted to the Named Executive Officers during the fiscal year ended December 31, 2012.

2012 GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#) (2)	Grant date fair value of stock and option awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($) (1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Christopher Donahue	3/2/12 11/16/12		1,820,000	6,000,000		20,000		40,758	829,425 319,800
Thomas R. Donahue	3/2/12 11/16/12		1,330,000	6,000,000		20,000		30,352	617,663 319,800
John B. Fisher	3/2/12 11/16/12		1,920,000	6,000,000		20,000		25,438	517,663 319,800
Thomas E. Territ	3/2/12 11/16/12		1,575,000	6,000,000		20,000		23,125	470,594 319,800
John F. Donahue			1,800,000	6,000,000

(1)	With respect to Messrs. J. Christopher Donahue, Thomas R. Donahue and Territ, the amounts in this column reflect seventy percent of the bonus each received in 2013 under the Annual Incentive Plan for fiscal year 2012. The remaining thirty percent for 2012 was received in 2013 in the form of Bonus Restricted Stock. With respect to Mr. Fisher, the amount in this column reflects eighty percent of the bonus he received in 2013 under the Annual Incentive Plan for fiscal year 2012. The remaining twenty percent for 2012 was received in 2013 in the form of Bonus Restricted Stock.

(2)	The amounts reflected in this column represent Bonus Restricted Stock received in 2012 with the allocated portion of the 2011 bonus under the Annual Incentive Plan, which is generally subject to a three-year vesting period.

(3)	The calculation methodology for the valuation of Periodic Restricted Stock and Bonus Restricted Stock awards is set forth in Note 1(p) of Federated’s Consolidated Financial Statements contained in Federated’s Annual Report on form 10-K for the fiscal year ended December 31, 2012.

Narrative Disclosure to 2012 Summary Compensation Table and 2012 Grants of Plan-Based Awards Table

Bonus Restricted Stock awards included in the “Stock Awards” column of the 2012 Summary Compensation Table were granted in partial payment of the 2011 bonus awards and generally vest in equal one-third amounts over a three-year period. The Bonus Restricted Stock is awarded at eighty-five percent of fair market value. The Bonus Restricted Stock grant date fair value is reflected under the “Grant date fair value of stock and option awards” column of the 2012 Grants of Plan-Based Awards Table.

On November 16, 2012, each of Messrs. J. Christopher Donahue, Thomas R. Donahue, Fisher and Territ received an award of 20,000 shares of Periodic Restricted Stock under the Stock Incentive Plan, which awards are reflected in the “Estimated future payouts under equity incentive plan awards” column of the 2012 Grants of Plan-Based Awards Table. Each such award is governed by an accompanying 2012 Restricted Stock Award Agreement, which specifies that the shares are subject to forfeiture should a certain performance measurement not be attained. In order to satisfy the performance measurement, Federated must have Operating Profits of at least $52.5 million for the nine-month period ending September 30, 2013. Such awards are also subject to confidentiality and non-competition obligations. Recipients are entitled to receive dividends on the shares which are the same as those paid on unrestricted Class B Common Stock. Periodic Restricted Stock awards granted in 2012 vest over a ten-year period with restrictions lapsing fifty percent on each of approximately the award’s fifth- and tenth-year anniversaries, except in the case of a recipient’s death or separation from employment due to disability, in which case any portion of shares not yet vested will vest.

Federated makes a matching contribution under the Federated Investors, Inc. Profit Sharing/401(k) Plan in an amount equal to 100% of the first 2% that each participant defers and 50% of the next 4% of deferral contributions, and these amounts are included in the “All Other Compensation” column of the 2012 Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unvested restricted stock awards held by the Named Executive Officers as of December 31, 2012. The Named Executive Officers held no stock options as of December  31, 2012.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

Name	Stock Awards
	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
J. Christopher Donahue (2)	172,850	3,496,756	—	—
Thomas R. Donahue (3)	182,081	3,683,499	—	—
John B. Fisher (4)	249,687	5,051,168	—	—
Thomas E. Territ (5)	199,754	4,041,023	—	—
John F. Donahue	—	—	—	—

(1)	The amounts in this column reflect a December 31, 2012 closing price of $20.23 for Class B Common Stock on the NYSE.

(2)	Regarding Mr. J. Christopher Donahue: Unvested Bonus Restricted Stock awards are released on the following vesting dates: 39,809 shares at March 4, 2013; 31,955 shares at March 4, 2014; and 13,586 shares at March 4, 2015. Regarding 25,000 shares of Periodic Restricted Stock awarded on November 18, 2009, the vesting dates are as follows: 1,250 shares each on or about November 1, 2013, 2015, 2016, 2017, 2018; 7,500 shares each at November 3, 2014 and November 1, 2019; and 3,750 shares were vested as of December 31, 2012. The amounts and dates on which these 25,000 shares will be released are 12,500 shares each on November 3, 2014 and November 1, 2019. Regarding 25,000 shares of Periodic Restricted Stock awarded on November 18, 2010, the vesting dates are as follows: 1,250 shares each on or about November 1, 2013, 2014, 2016, 2017, 2018 and 2019; 7,500 shares each at November 2, 2015 and November 16, 2020; and 2,500 shares were vested as of December 31, 2012. The amount and dates on which these 25,000 shares will be released are 12,500 shares each on November 2, 2015 and November 16, 2020. Regarding 25,000 shares of Periodic Restricted Stock awarded on November 18, 2011, the vesting dates are as follows: 1,250 shares each on or about November 1, 2013, 2014, 2015, 2017, 2018, 2019 and November 16, 2020; and 7,500 shares each at November 1, 2016 and November 16, 2021; and 1,250 shares were vested as of December 31, 2012. The amounts and dates on which these 25,000 shares will be released are 12,500 shares each on November 1, 2016 and November 16, 2021. Regarding 20,000 shares of Periodic Restricted Stock awarded on November 16, 2012, the vesting dates are as follows: 1,000 shares each on or about November 1, 2013, 2014, 2015, 2016, 2018, 2019 and November 16, 2020 and 2021; and 6,000 shares each at November 1, 2017 and November 16, 2022. The amounts and dates on which these 20,000 shares will be released are 10,000 shares each on November 1, 2017 and November 16, 2022.

(3)

Regarding Mr. Thomas R. Donahue: Unvested Bonus Restricted Stock awards are released on the following vesting dates: 28,775 shares at March 4, 2013; 23,189 shares at March 4, 2014; and 10,117 shares at March 4, 2015. Regarding 25,000 shares of Periodic Restricted Stock awarded on August 17, 2007, the vesting dates are as follows: 1,250 shares each on or about August 1, 2013, 2014, 2015, 2016; 7,500 shares on August 1, 2017; and 12,500 shares were vested and released as of December 31, 2012. The remaining 12,500 shares will be released on August 1, 2017. Regarding 25,000 shares of Periodic Restricted Stock awarded on November 18, 2008, the vesting dates are as follows: 1,250 shares each on or about November 1, 2014, 2015, 2016, 2017; 7,500 shares each at November 1, 2013 and November 1, 2018; and 5,000 shares were vested as of December 31, 2012. The amounts and dates on which these 25,000 shares will be released are 12,500 shares each on November 1, 2013 and November 1, 2018. Regarding 25,000 shares of Periodic Restricted Stock awarded on November 18, 2009, the vesting dates are as follows: 1,250 shares each on or about November 1, 2013, 2015, 2016, 2017, 2018; 7,500 shares each at November 3, 2014 and November 1, 2019; and 3,750 shares were vested as of December 31, 2012. The amounts and dates on which these 25,000 shares will be released are

12,500 shares each on November 3, 2014 and November 1, 2019. Regarding 25,000 shares of Periodic Restricted Stock awarded on November 18, 2010, the vesting dates are as follows: 1,250 shares each on or about November 1, 2013, 2014, 2016, 2017, 2018 and 2019; 7,500 shares each at November 2, 2015 and November 16, 2020; and 2,500 shares were vested as of December 31, 2012. The amount and dates on which these 25,000 shares will be released are 12,500 shares each on November 2, 2015 and November 16, 2020. Regarding 25,000 shares of Periodic Restricted Stock awarded on November 18, 2011, the vesting dates are as follows: 1,250 shares each on or about November 1, 2013, 2014, 2015, 2017, 2018, 2019 and November 16, 2020; and 7,500 shares each at November 1, 2016 and November 16, 2021; and 1,250 shares were vested as of December 31, 2012. The amounts and dates on which these 25,000 shares will be released are 12,500 shares each on November 1, 2016 and November 16, 2021. Regarding 20,000 shares of Periodic Restricted Stock awarded on November 16, 2012, the vesting dates are as follows: 1,000 shares each on or about November 1, 2013, 2014, 2015, 2016, 2018, 2019 and November 16, 2020 and 2021; and 6,000 shares each at November 1, 2017 and November 16, 2022. The amounts and dates on which these 20,000 shares will be released are 10,000 shares each on November 1, 2017 and November 16, 2022.

(4)	Regarding Mr. John B. Fisher: Unvested Bonus Restricted Stock awards are released on the following vesting dates: 31,978 shares at March 4, 2013; 24,730 shares at March 4, 2014; and 8,479 shares at March 4, 2015. Regarding 100,000 shares of Periodic Restricted Stock awarded on April 4, 2006, the vesting dates are as follows: 5,000 shares each on or about March 27, 2013, 2014, 2015; 30,000 shares at March 25, 2016; and 50,000 shares were released as of December 31, 2012. The remaining 50,000 shares, 5,000 of which shares were vested as of December 31, 2012, will be released on March 25, 2016. Regarding 40,000 shares of Periodic Restricted Stock awarded on August 17, 2007, the vesting dates are as follows: 2,000 shares each on or about August 1, 2013, 2014, 2015, 2016; 12,000 shares at August 1, 2017; and 20,000 shares were released as of December 31, 2012. The remaining 20,000 shares will be released on August 1, 2017. Regarding 40,000 shares of Periodic Restricted Stock awarded on November 18, 2008, the vesting dates are as follows: 2,000 shares each on or about November 1, 2014, 2015, 2016, 2017; 12,000 shares each at November 1, 2013 and November 1, 2018; and 8,000 shares were vested as of December 31, 2012. The amounts and dates on which these 40,000 shares will be released are 20,000 shares each on November 1, 2013 and November 1, 2018. Regarding 25,000 shares of Periodic Restricted Stock awarded on November 18, 2009, the vesting dates are as follows: 1,250 shares each on or about November 1, 2013, 2015, 2016, 2017, 2018; 7,500 shares each at November 3, 2014 and November 1, 2019; and 3,750 shares were vested as of December 31, 2012. The amounts and dates on which these 25,000 shares will be released are 12,500 shares each on November 3, 2014 and November 1, 2019. Regarding 25,000 shares of Periodic Restricted Stock awarded on November 18, 2010, the vesting dates are as follows: 1,250 shares each on or about November 1, 2013, 2014, 2016, 2017, 2018, 2019; 7,500 shares each at November 2, 2015 and November 16, 2020; and 2,500 shares were vested as of December 31, 2012. The amount and dates on which these 25,000 shares will be released are 12,500 shares each on November 2, 2015 and November 16, 2020. Regarding 25,000 shares of Periodic Restricted Stock awarded on November 18, 2011, the vesting dates are as follows: 1,250 shares each on or about November 1, 2013, 2014, 2015, 2017, 2018, 2019 and November 16, 2020; and 7,500 shares each at November 1, 2016 and November 16, 2021; and 1,250 shares were vested as of December 31, 2012. The amounts and dates on which these 25,000 shares will be released are 12,500 shares each on November 1, 2016 and November 16, 2021. Regarding 20,000 shares of Periodic Restricted Stock awarded on November 16, 2012, the vesting dates are as follows: 1,000 shares each on or about November 1, 2013, 2014, 2015, 2016, 2018, 2019 and November 16, 2020 and 2021; and 6,000 shares each at November 1, 2017 and November 16, 2022. The amounts and dates on which these 20,000 shares will be released are 10,000 shares each on November 1, 2017 and November 16, 2022.

(5)

Regarding Mr. Thomas E. Territ: Unvested Bonus Restricted Stock awards are released on the following vesting dates: 26,366 shares at March 4, 2013; 20,780 shares at March 4, 2014; and 7,708 shares at March 4, 2015. Regarding 6,000 shares of Periodic Restricted Stock awarded on July, 1, 2005, the vesting dates are as follows: 300 shares each on or about June 24, 2013, and 2014; 1,800 shares on June 24, 2015; 3,000 shares were released as of December 31, 2012 and the remaining 3,000 shares, of which 600 shares were vested at December 31, 2012, will be released on June 24, 2015. Regarding 50,000 shares of Periodic Restricted Stock awarded on April 4, 2006, the vesting dates are as follows: 2,500 shares each on or about March 27, 2013, 2014, 2015; 15,000 shares at March 25, 2016; and 25,000 shares were released as of December 31, 2012. The remaining 25,000 shares, of which 2,500 shares were vested as of December 31, 2012, will be released on March 25, 2016. Regarding 25,000 shares of Periodic Restricted Stock awarded on August 17, 2007, the vesting dates are as follows: 1,250 shares each on or about August 1, 2013, 2014, 2015, 2016; 7,500 shares on August 1, 2017; and 12,500 shares were released as of December 31, 2012. The remaining 12,500 shares will be released on August 1, 2017. Regarding 25,000 shares of Periodic Restricted Stock awarded on November 18, 2008, the vesting dates are as follows: 1,250 shares each on or about November 1, 2014, 2015, 2016, 2017; 7,500 shares each at November 1, 2013 and November 1, 2018; and 5,000 shares were vested as of December 31, 2012. The amounts and dates on which these 25,000 shares will be released are 12,500 shares each on November 1, 2013 and November 1, 2018. Regarding 25,000 shares of Periodic Restricted Stock awarded on November 18, 2009, the vesting dates are as follows: 1,250 shares each on or about November 1, 2013, 2015, 2016, 2017, 2018; 7,500 shares each at November 3,

2014 and November 1, 2019; and 3,750 shares were vested as of December 31, 2012. The amounts and dates on which these 25,000 shares will be released are 12,500 shares each on November 3, 2014 and November 1, 2019. Regarding 25,000 shares of Periodic Restricted Stock awarded on November 18, 2010, the vesting dates are as follows: 1,250 shares each on or about November 1, 2013, 2014, 2016, 2017, 2018 and 2019; 7,500 shares each at November 2, 2015 and November 16, 2020; and 2,500 shares were vested as of December 31, 2012. The amount and dates on which these 25,000 shares will be released are 12,500 shares each on November 2, 2015 and November 16, 2020. Regarding 25,000 shares of Periodic Restricted Stock awarded on November 18, 2011, the vesting dates are as follows: 1,250 shares each on or about November 1, 2013, 2014, 2015, 2017, 2018, 2019 and November 16, 2020; and 7,500 shares each at November 1, 2016 and November 16, 2021; and 1,250 shares were vested as of December 31, 2012. The amounts and dates on which these 25,000 shares will be released are 12,500 shares each on November 1, 2016 and November 16, 2021. Regarding 20,000 shares of Periodic Restricted Stock awarded on November 16, 2012, the vesting dates are as follows: 1,000 shares each on or about November 1, 2013, 2014, 2015, 2016, 2018, 2019 and November 16, 2020 and 2021; and 6,000 shares each at November 1, 2017 and November 16, 2022. The amounts and dates on which these 20,000 shares will be released are 10,000 shares each on November 1, 2017 and November 16, 2022.

Option Exercises and Stock Vested

The following table sets forth information concerning restricted stock held by the Named Executive Officers that vested during the fiscal year ended December 31, 2012. No options were exercised by the Named Executive Officers during the fiscal year ended December 31, 2012.

2012 OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)
J. Christopher Donahue	43,043	873,375
Thomas R. Donahue	39,560	776,521
John B. Fisher	57,919	1,133,942
Thomas E. Territ	40,259	789,684
John F. Donahue	—	—

(1)	The value realized on vesting of stock awards is equal to the difference between the closing market price of Class B Common Stock on the NYSE on the date of vesting and the purchase price paid by the Named Executive Officer, if any, multiplied by the number of shares that vested.

Employment Agreements and Change-of-Control Agreements

Federated generally does not have employment agreements or change-of-control agreements with its executive officers. The only employment agreements Federated currently has in place with Named Executive Officers are those with Mr. John B. Fisher and Mr. Thomas E. Territ.

On December 28, 1990, Mr. Fisher entered into an employment agreement (the “1990 Employment Agreement”) with Federated Investors, a predecessor of Federated, in connection with his employment by Federated Investors as an officer and employee. The 1990 Employment Agreement is still in effect. Under the terms of the 1990 Employment Agreement, Mr. Fisher is subject to certain restrictions with regard to confidentiality and competition. Mr. Fisher is not permitted to disclose confidential information that he receives in the course of or as a result of his employment. Additionally, upon termination of his employment, Mr. Fisher is prohibited from directly or indirectly competing with Federated for a period of two years. Furthermore, upon termination of his employment, Mr. Fisher agrees not to directly or indirectly solicit employees of Federated to terminate their employment or contractual relationships with Federated. On July 6, 1983, Mr. Territ entered into an employment agreement (the “1983 Employment Agreement”) with Federated Securities Corp., a subsidiary of Federated, in connection with his employment by Federated Securities Corp. as a sales representative. The 1983 Employment Agreement is still in effect. Under the terms of the 1983 Employment Agreement, Mr. Territ is subject to certain restrictions with regard to confidentiality and competition. Mr. Territ is not permitted to disclose confidential information he receives in the course of or as a result of his employment. Additionally, upon termination of his employment, Mr. Territ is prohibited from directly or indirectly competing with Federated for a period of two years. Furthermore, upon termination of his employment, Mr. Territ agrees not to directly or indirectly solicit employees of Federated to terminate their employment or contractual relationships with Federated.

The only agreements Federated currently has in place with Named Executive Officers that contain a change-of-control provision are the respective 2006 Restricted Stock Award Agreements entered into with Mr. John B. Fisher and Mr. Thomas E. Territ on April 4, 2006 under the Stock Incentive Plan pursuant to which Mr. Fisher received 100,000 shares of Restricted Stock and Mr. Territ received 50,000 shares of Restricted Stock. Under the terms of the respective Agreements, the shares awarded vest over a ten-year period with restrictions lapsing on fifty percent of the award on each of approximately the award’s fifth- and tenth-year anniversaries. In certain circumstances where there is a change of control (as described below), the vesting of the shares is accelerated. For this to occur, a combination of events must take place: (a) there must be a change in ownership of fifty-one percent or greater of the Class A Common Stock of Federated; and (b) one of the following must occur (i) Mr. Fisher’s or Mr. Territ’s employment agreement is terminated other than “for cause” (as defined in the Agreements) by Federated or its successor during the six-month period before or the first two-year period following a change in ownership or (ii) a constructive termination (as defined in the Agreement) occurs prior to the occurrence of events which would permit a termination “for cause” during the first two-year period following a change of ownership. If this “double-trigger” provision is satisfied, then any portion of the award not vested will fully vest. Assuming that the aforementioned events occurred on December 31, 2012, thereby satisfying the “double-trigger” provision, the shares of Restricted Stock awarded to Messrs. Fisher and Territ pursuant to the respective 2006 Restricted Stock Award Agreements that were not vested would have become fully vested with an approximate value of $910,350 for Mr. Fisher and $455,175 for Mr. Territ, which would include $135,000 Mr. Fisher paid for his shares, and $67,500 Mr. Territ paid for his shares. Such events, however, did not occur.

TRANSACTIONS WITH RELATED PERSONS

Pursuant to a Shareholder Services Agreement between The Beechwood Company, L.P. (“Beechwood”) and Federated Securities Corp., a subsidiary of Federated, as agent for certain Federated Funds (the “Funds”), Beechwood provides customary shareholder services to its customers that are shareholders of the Funds. In return, Beechwood receives service fees from the Funds. During the fiscal year ended December 31, 2012, Beechwood received $72,089 from the Funds for its services. Trusts benefiting the families of Messrs. J. Christopher Donahue and Thomas R. Donahue, each owns an interest of approximately 5.3% in Beechwood. The remaining ownership in Beechwood is held as follows: by siblings of Messrs. J. Christopher Donahue and Thomas R. Donahue; siblings and their spouses; trusts benefiting the descendants of the siblings; a trust benefiting the descendants of John F. Donahue and Rhodora J. Donahue; Oyster Bay Properties, Inc. , a corporate entity held by a trust benefiting the descendants of John F. Donahue and Rhodora J. Donahue; and AWOL, Inc. and Beechmax, Inc., corporate entities that are majority owned by the John F. Donahue and Rhodora J. Donahue Joint Revocable Trust.

During 2012, Mr. Richard B. Fisher, a co-founder of Federated and father of Mr. John B. Fisher, Vice President of Federated, was employed by Federated as Vice Chairman. Mr. Richard B. Fisher was provided a salary of eight hundred thousand dollars for his services throughout the year.

CONFLICT OF INTEREST POLICIES AND PROCEDURES

Federated maintains a Code of Business Conduct and Ethics (the “Code”). The Code applies to each director, officer and employee of Federated (each a “Covered Person”). The Code specifically addresses a variety of conflicts of interest, including transactions with related parties. The Code also sets forth guidance for Covered Persons with regard to general conflict of interest scenarios where an individual’s private interests interfere in any way with the interests of Federated as a whole. Federated relies on the integrity and undivided loyalty of Covered Persons to maintain the highest level of objectivity in performing their duties.

Covered Persons are expected to avoid any situation in which personal interests conflict, or have the appearance of conflicting, with those of Federated. Covered Persons are responsible for avoiding any misconduct or perceived conflicts of interest. Accordingly, employees are expected to use prudent behavior and discretion in all transactions and relationships and are required to make prompt and complete disclosure of any possible or probable conflict of interest to their direct supervisor or manager, human resources, or the Internal Compliance Committee, as defined hereinafter. Non-management directors are also expected to make appropriate disclosures to the Board and to take appropriate steps to recuse themselves from Board decisions with respect to transactions or other matters involving Federated as to which they are interested parties or with respect to which a real or apparent conflict of interest exists. As a general rule, Covered Persons should never receive a payment or anything of value in exchange for a decision involving Federated’s business, with limited exceptions for token gifts of nominal value. Additionally, Covered Persons generally may not have any direct or indirect financial interest in, or any business relationship with, a person or entity that does business with Federated or is a competitor of Federated. This policy does not apply to an arms-length purchase of goods or services for personal or family use or to the ownership of less than five percent of the shares of a publicly traded company. Other arms-length business relationships with Federated and/or the Federated Funds may be permissible provided such business relationships are disclosed to, reviewed and approved by the Internal Compliance Committee (as detailed below). Furthermore, Covered Persons should not engage in outside jobs or activities that compete with Federated in any way. Except in certain limited circumstances, any employee who is invited to join the board of directors or to serve as an officer of another organization must obtain the approval of the Internal Compliance Committee. The Code requires directors who are invited to serve on other boards to promptly notify Federated’s Chief Executive Officer and Chairman.

The Code is administered by an Internal Compliance Committee, which consists of Federated’s General Counsel, Chief Compliance Officer, Chief Risk Officer and Chief Audit Executive. As previously discussed, the Code requires Covered Persons to disclose to the Internal Compliance Committee any personal activities or financial interests that could negatively influence, or give the appearance of negatively influencing, their judgment or decisions. The Internal Compliance Committee then determines if there is a conflict and, if so, how to resolve it without compromising the interests of Federated, the Federated Funds or other accounts, as applicable. When necessary, the Internal Compliance Committee will bring matters to the Chief Legal Officer, senior staff or the Board for final resolution.

A copy of the Code is available on Federated’s website at FederatedInvestors.com by first clicking on “About Federated” and then “Corporate Governance.”

SECURITY OWNERSHIP

Class A Common Stock

The following table sets forth certain information regarding beneficial ownership of Federated’s Class A Common Stock by each person who is known by Federated to own beneficially more than five percent of the outstanding shares of Class A Common Stock as of March 1, 2013.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Voting Shares Irrevocable Trust dated May 31, 1989 c/o The Beechwood Company, L.P. Suite 850 1001 Liberty Avenue Pittsburgh, Pennsylvania 15222-3716	9,000	100.0%

All of the outstanding shares of Class A Common Stock are held by the Voting Trust, the trustees of which are Mr. John F. Donahue, his wife, and his son, Mr. J. Christopher Donahue, for the benefit of members of the family of John F. Donahue. Under the terms of the Voting Trust, the trustees are authorized to vote shares held by the Voting Trust and the trustees additionally may sell, transfer or otherwise dispose of shares owned by the Voting Trust. The entire voting power of Federated is vested in the holder of the outstanding shares of Class A Common Stock, except as otherwise provided in the Restated Articles of Incorporation of Federated or as required by applicable law.

Class B Common Stock

The following table sets forth certain information regarding beneficial ownership of Federated’s Class B Common Stock as of March 1, 2013 by (i) each of the current directors of Federated, (ii) Named Executive Officers of Federated, and (iii) all executive officers and current directors of Federated as a group. As of March 1, 2013, there were 104,389,704 shares of Class B Common Stock outstanding.

Name of Beneficial Owner	Shares Beneficially Owned (1)(2)	Percent of Class
J. Christopher Donahue (3)	4,001,910	3.8%
John W. McGonigle (4)	3,531,512	3.4%
Thomas R. Donahue (5)	2,036,178	2.0%
John F. Donahue (6)	1,143,339	1.1%
John B. Fisher (7)	502,986	*
Thomas E. Territ	299,112	*
Michael J. Farrell (8)	64,000	*
David M. Kelly (9)	48,600	*
Edward G. O’Connor	5,344	*
All executive officers and current directors as a group (13 persons)	11,925,754	11.42%

*	Less than 1%.

(1)	Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Unless stated below, each such person has sole voting and investment power with respect to all such shares.

(2)	Does not include 30,660 shares of Class B Common Stock allocated to the accounts of directors and executive officers who are participants in the Federated Investors, Inc. Profit Sharing/401(k) Plan.

(3)	Includes 592,766 shares for which Mr. J. Christopher Donahue has the power to sell, transfer or otherwise dispose under powers of attorney (Mr. J. Christopher Donahue disclaims beneficial ownership of all of the 592,766 shares for which he has powers of attorney); 227,251 shares for which Mr. J. Christopher Donahue is a custodian of shares under the Uniform Transfer for Minors Act (Mr. J. Christopher Donahue disclaims beneficial ownership of all of the 227,251 shares for which he acts as custodian); 283,636 shares owned by The Beechwood Company, L.P., a limited partnership of which Beechmax, Inc. is the general partner, Mr. J. Christopher Donahue is a trustee of the Trust for the Benefit of the Family of J. Christopher Donahue which is a shareholder of Beechmax, Inc. (Mr. J. Christopher Donahue disclaims beneficial ownership of approximately 283,636 shares owned by The Beechwood Company, L.P.); 82,755 shares owned by Comax Partners Limited Partnership, a limited partnership of which Beechmax, Inc. is general partner, Mr. J. Christopher Donahue is a trustee of the Trust for the Benefit of the Family of J. Christopher Donahue which is a shareholder of Beechmax, Inc. (Mr. J. Christopher Donahue disclaims beneficial ownership of approximately 80,042 shares owned by Comax Partners Limited Partnership); 82 shares owned by AWOL, Inc., Mr. J. Christopher Donahue is a trustee of the Trust for the Benefit of the Family of J. Christopher Donahue which is a shareholder of AWOL, Inc. (Mr. J. Christopher Donahue disclaims beneficial ownership of all 82 shares owned by AWOL, Inc.).

(4)

Includes 3,375,324 shares owned by Fairview Partners, L.P., a limited partnership of which 713 Investment Corporation is the sole general partner; and 156,188 shares owned by 713 Investment Partners, L.P., a limited partnership of which 713 Investment Corporation is the sole general partner; Mr. McGonigle and his wife are shareholders and directors of 713 Investment Corporation. Mr. McGonigle disclaims beneficial ownership of all shares in which he does not have a pecuniary interest.

(5)	Includes 4,409 shares owned by Mrs. Thomas R. Donahue; 69,021 shares for which Mr. Thomas R. Donahue is a custodian of shares under the Uniform Transfer for Minors Act (Mr. Thomas R. Donahue disclaims beneficial ownership of all of the 69,021 shares for which he acts as custodian); 304,279 shares which Mr. Thomas R. Donahue has the power to sell, transfer or otherwise dispose under powers of attorney (Mr. Thomas R. Donahue disclaims beneficial ownership of all of the 304,279 shares for which he holds powers of attorney); 765,550 shares owned by Maxfund Partners, L.P., a limited partnership of which Maxfund, Inc. is the general partner, Mr. Thomas R. Donahue is a shareholder of Maxfund, Inc. (Mr. Thomas R. Donahue disclaims beneficial ownership of approximately 736,834 shares owned by the Maxfund Partners, L.P.); 283,636 shares owned by The Beechwood Company, L.P., a limited partnership of which Beechmax, Inc. is the general partner, Mr. Thomas R. Donahue is a trustee of the Trust for the Benefit of the Family of Thomas R. Donahue which is a shareholder of Beechmax, Inc. (Mr. Thomas R. Donahue disclaims beneficial ownership of approximately 283,636 shares owned by The Beechwood Company, L.P.); and 82,755 shares owned by Comax Partners Limited Partnership, a limited partnership of which Beechmax, Inc. is general partner, Mr. Thomas R. Donahue is a trustee of the Trust for the Benefit of the Family of Thomas R. Donahue which is a shareholder of Beechmax, Inc. (Mr. Thomas R. Donahue disclaims beneficial ownership of approximately 77,510 shares owned by Comax Partners Limited Partnership); 82 shares owned by AWOL, Inc., Mr. Thomas R. Donahue is a trustee of the Trust for the Benefit of the Family of Thomas R. Donahue which is a shareholder of AWOL, Inc. (Mr. Thomas R. Donahue disclaims beneficial ownership of all 82 shares owned by AWOL, Inc.).

(6)	Includes 523,000 shares owned by Richmond Farm L.P., a Pennsylvania limited partnership, of which Mr. John F. Donahue has controlling interest (Mr. John F. Donahue disclaims beneficial ownership of approximately 514,026 shares owned by Richmond Farm L.P.); 38,821 shares owned by Comax Land Company of Florida; 5,819 shares owned by John F. Donahue Revocable Trust; 5,819 shares owned by Rhodora J. Donahue Revocable Trust; and 569,880 shares owned by the John F. Donahue and Rhodora J. Donahue Joint Revocable Trust.

(7)	Includes 40,000 shares held by Rosewood Limited Partnership, a limited partnership of which Mr. Fisher is a general partner. Mr. Fisher disclaims beneficial ownership of all shares in which he does not have a pecuniary interest.

(8)	Includes 12,000 stock options which are currently exercisable; 20,000 shares owned by the Farrell Family Partnership 2nd, a limited partnership of which Mr. Farrell is the sole owner of the corporate general partner; 7,500 shares owned by the Michael J. Farrell Charitable Remainder Unit Trust. Mr. Farrell disclaims beneficial ownership of all shares in which he does not have a pecuniary interest.

(9)	Includes 22,500 stock options which are currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, Federated’s directors, its executive officers and any persons beneficially owning more than ten percent of Federated’s Class A Common Stock and Class B Common Stock are required to report their ownership of Federated’s Class A and Class B Common Stock and any changes in that ownership to the SEC and to the NYSE. Specific due dates for these reports have been established and Federated is required to report in this Information Statement any failure to file by these dates. In 2012, all of these reports were timely filed. In making these statements, Federated has relied solely on its review of copies of the reports that its officers, directors and beneficial owners of more than ten percent of Federated’s Class A or Class B Common Stock have filed with the SEC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the independent registered public accounting firm for 2012 and continues to serve as the independent registered public accounting firm for Federated. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The following fees are for services rendered by Ernst & Young LLP for the audit of Federated’s financial statements for the fiscal years ended December 31, 2012 and December 31, 2011, the audit of internal control over financial reporting for the fiscal years ended December 31, 2012 and December 31, 2011, the review of the financial statements in Federated’s Forms 10-Q for the fiscal years 2012 and 2011, and other billings for services rendered to Federated:

	2012	2011 (1)
Audit Fees:	$1,620,160	$1,306,440
Audit-Related Fees:	$110,098	$326,308
Fees for audit-related services primarily include due diligence, agreed upon procedures, audits of the employee benefit plan and other attest services.
Tax Fees:	$167,086	$125,912
Fees for tax services primarily include international tax compliance, tax advice and tax planning.
All Other Fees:	$115,087	$290,986
Fees for other services primarily include certain Federated-sponsored product-related tax assistance, portfolio scanner services and audits.

(1)	Fees for 2011 have been revised from those previously reported to reflect fees paid to Ernst & Young LLP by consolidated variable interest entities.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy for pre-approval of audit, audit-related, tax and other services, classified as All Other Services, to be performed by Federated’s independent registered public accounting firm. The policy was adopted in order to ensure that the provision of these services does not impair the auditor’s independence. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee will revise the list of general pre-approved services from time to time, based upon subsequent determinations. The term of the general pre-approval is twelve months from the date of pre-approval, unless specifically provided otherwise. The Audit Committee will waive the pre-approval requirement for services (other than audit, review or attest services) if: (i) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of fees paid by Federated to its independent registered public accounting firm during the fiscal year in which the services are provided; (ii) such services were not recognized by Federated at the time of engagement of the independent registered public accounting firm to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee (or its delegate) and approved prior to the completion of the audit. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. The Chairman of the Audit Committee reports any pre-approval decisions to the Audit Committee at its scheduled meetings. All fees paid to Ernst & Young LLP for the years ended December 31, 2012 and 2011 were pre-approved by the Audit Committee in accordance with this policy.